UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2008
USG Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 436-4000
(former name and address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-1.1
EX-1.2
EX-4.1
EX-4.2
EX-10.1
EX-10.2

Item 1.01 Entry into a Material Definitive Agreement.
The information contained in Item 3.02 of this report is incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 3.02 of this report is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
On November 26, 2008, USG Corporation (the “Company”) closed the previously announced private placement of $400 million aggregate principal amount of its 10% Contingent Convertible Senior Notes due 2018 (the “Notes”) to Berkshire Hathaway Inc. and Fairfax Financial Holdings Limited (together, the “Investors”).
The Notes were issued pursuant to an Indenture, dated November 1, 2008, between the Company and Wells Fargo Bank, National Association, as trustee, as supplemented by Supplemental Indenture No. 1, dated November 26, 2008 (as supplemented, the “Indenture”).
Following satisfaction of the applicable Conversion Conditions described below, the Notes will initially be convertible into shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), at a conversion price of $11.40 per share. The conversion price is subject to adjustment in specified circumstances. The Notes will mature on December 1, 2018 and are non-callable until December 1, 2013, after which the Company may elect to redeem all or part of the Notes at a stated redemption price plus accrued and unpaid interest.
Subject to the next sentence, the Notes will bear cash interest at the rate of 10% per year on the principal amount from the issue date, or from the most recent date to which interest has been paid or provided for. Notwithstanding the foregoing, if approval of the Company’s stockholders necessary to approve the conversion of all of the Notes into shares of Common Stock for purposes of satisfying the requirements of the New York Stock Exchange Listed Company Manual (“Stockholder Approval”) has not been received by the date that is 135 days following the issue date, and if such Stockholder Approval is then required for the conversion of all of the Notes into shares of Common Stock without a violation of the stockholder approval requirements of the New York Stock Exchange Listed Company Manual (to the extent then applicable), the interest rate on the Notes will be increased to 20% per annum from and including the issue date and shall remain at that rate until the next interest payment date after the date upon which Stockholder Approval is received or is no longer required.
In addition, if on the 135th day after the issue date any of the Notes held by an Investor (or a subsidiary) would cause to occur, after giving effect to the conversion of all such Investor’s or subsidiaries’ Notes (and assuming ownership of other equity securities of the Company by such Investor or its subsidiaries in the amount owned on the issue date), a “change of control,” “change in control” or similar event under the Company’s credit facilities, the interest rate on the portion of such Notes that would cause such occurrence shall be increased to 20% per annum from and including the issue date and shall remain in effect until the next interest payment date after the date of an amendment or termination of the last of such credit facilities, or a consent, waiver or acknowledgement from the agent and applicable lenders, such that no “change of control,” “change in control” or similar event would occur by virtue of conversion of all such Notes.
Holders may not convert their Notes into shares of Common Stock prior to receipt of Stockholder Approval or until the Company certifies to the trustee for the Notes that the Stockholder Approval for conversion of all of the Notes into shares of Common Stock is no longer required under the New York Stock Exchange Listed Company Manual (the “Stockholder Approval Condition”). In addition, holders affected by the limitations discussed above with respect to the Company’s credit facilities may not convert the portion of Notes held that would result in a “change of control,” “change in control” or similar event under such credit facilities into shares of Common Stock prior to the time such limitations cease to exist (the “Credit Facility Condition” and, together with the Stockholder Approval Condition, the “Conversion Conditions”).
In connection with the issuance of Notes to the Investors, the Company entered into separate securities purchase agreements, each dated November 21, 2008 (the “Purchase Agreements”), between the Company and the Investors. As required by the Purchase Agreements, the Company also entered into separate registration rights agreements, each dated November 26, 2008 (the “Registration Rights Agreements”), with the Investors. Under the Registration Rights Agreements, the Company has granted the Investors demand and piggyback registration rights with respect to all of the Notes and shares of Common Stock held by the Investors from time to time, including any shares of Common Stock such Investors may acquire upon the conversion of the Notes. The Registration Rights Agreements entitle each Investor and specified affiliates to make three demands for registration of all or part of the holder’s or holders’ Common Stock, subject to certain conditions and exceptions. The Registration Rights Agreements also provide that, subject to certain conditions and exceptions, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of securities on a form that would permit registration of the Notes or shares of Common Stock that are held by the Investors or specified affiliates, then the Company will offer the Investors and their respective affiliates the opportunity to register all or part of their Notes or shares of Common Stock on the terms and conditions set forth in the applicable Registration Rights Agreement.
The Registration Rights Agreement with Berkshire Hathaway Inc. amended and restated the Registration Rights Agreement, dated as of January 30, 2006, by and between the parties.
The Notes have not been registered under the Securities Act of 1933 and are being offered and sold in a private placement pursuant to
Section 4(2) thereof.

The Purchase Agreements, Indenture, Supplemental Indenture No. 1 (including the form of Note attached as an exhibit thereto) and Registration Rights Agreements are filed as Exhibits 1.1, 1.2, 4.1, 4.2, 10.1 and 10.2 to this Current Report on Form 8-K. The foregoing descriptions of the Purchase Agreements, Indenture, Supplemental Indenture (including the form of Note) and Registration Rights Agreements are qualified in their entirety by reference to the full text of such documents, which are incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Number	Description

1.1	Securities Purchase Agreement, dated November 21, 2008, by and between Berkshire Hathaway Inc. and USG Corporation

1.2	Securities Purchase Agreement, dated November 21, 2008, by and between Fairfax Financial Holdings Limited and USG Corporation

4.1	Indenture, dated as of November 1, 2008, by and between USG Corporation and Wells Fargo Bank, National Association, as trustee

4.2	Supplemental Indenture No. 1, dated as of November 26, 2008, by and between USG Corporation and Wells Fargo Bank, National Association, as trustee

10.1	Amended and Restated Registration Rights Agreement, dated November 26, 2008, by and between Berkshire Hathaway Inc. and USG Corporation

10.2	Registration Rights Agreement, dated November 26, 2008, by and between Fairfax Financial Holdings Limited and USG Corporation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION Registrant
Dated: November 26, 2008	By:	/s/ Richard H. Fleming
Richard H. Fleming,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Securities Purchase Agreement, dated November 21, 2008, by and between Berkshire Hathaway Inc. and USG Corporation

1.2	Securities Purchase Agreement, dated November 21, 2008, by and between Fairfax Financial Holdings Limited and USG Corporation

4.1	Indenture, dated as of November 1, 2008, by and between USG Corporation and Wells Fargo Bank, National Association, as trustee

4.2	Supplemental Indenture No. 1, dated as of November 26, 2008, by and between USG Corporation and Wells Fargo Bank, National Association, as trustee

10.1	Amended and Restated Registration Rights Agreement, dated November 26, 2008, by and between Berkshire Hathaway Inc. and USG Corporation

10.2	Registration Rights Agreement, dated November 26, 2008, by and between Fairfax Financial Holdings Limited and USG Corporation